UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2019
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 31, 2019, Evoqua Water Technologies LLC, WTG Holdings Cooperatief U.A., Evoqua Water Technologies Limited, Evoqua Water Technologies Pte. Ltd., Evoqua Water Technologies Ltd., Evoqua Water Technologies (Shanghai) Co. Ltd., WTG Holdco Australia (Memcor) Pty. Ltd. (the “Australian Holding Company”) and Evoqua Water Technologies Membrane Systems Pty. Ltd. (together with the Australian Holding Company, the “Australian Subsidiaries,” and each of the foregoing entities, collectively, the “Evoqua Sellers”), each a wholly-owned subsidiary of Evoqua Water Technologies Corp. (the “Company”), completed the previously-announced sale (the “Transaction”) of the Company’s Memcor® low pressure membrane product line (including the product line’s global workforce, its manufacturing site in Windsor, Australia, associated operations and intellectual property) to DuPont de Nemours, Inc. and its affiliates (collectively, “DuPont”) pursuant to the Purchase and Sale Agreement dated October 1, 2019, by and among the Evoqua Sellers and DuPont, as amended (the “Agreement”). DuPont purchased 100% of the corporate capital of the Australian Subsidiaries and all of the other Evoqua Sellers’ assets related to the Memcor® low pressure membrane product line. The aggregate purchase price paid by DuPont in the Transaction was $110.0 million in cash, subject to certain adjustments. Following adjustments for cash and net working capital, gross proceeds paid by DuPont were $121.3 million. The Company and DuPont have a history of collaboration, and following the closing of the Transaction, DuPont will continue to supply the Company with Memcor® products.
The foregoing description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed by the Company on October 3, 2019, as amended by the first amendment to the Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed by the Company on December 20, 2019.
Item 7.01. Regulation FD Disclosure.
On January 2, 2020, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing the closing of the Transaction.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma consolidated balance sheet and statements of operations of the Company dated as of and for the year ended September 30, 2019 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Evoqua Water Technologies Corp., dated January 2, 2020.

99.2	Unaudited pro forma consolidated balance sheet dated as of September 30, 2019 and the unaudited pro forma consolidated statements of operations for the year ended September 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 7, 2020		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer and Treasurer